 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2016

 FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 2, 2016, the board of directors of FS Investment Corporation (the “Company”) adopted an amended and restated Code of Business Conduct and Ethics (as amended and restated, the “Code”) that amended, restated and replaced the prior Code of Business Conduct and Ethics. The Code (i) clarifies the definitions and descriptions of the “Blackout Periods” and “Window Periods” contained in the Company’s Statement on the Prohibition of Insider Trading, (ii) provides for revised methods of tracking gifts given and received, (iii) provides for changes to the Company’s Political Activity Policy contained in the Code that addresses, among other things, political contributions, (iv) incorporates a modified Acceptable Use Policy that governs the use of some of the Company’s technology resources, (v) amends procedures relating to the composition and publication of the “Restricted List,” which represents a listing of securities in which individuals deemed to be “Access Persons” (as such term is defined in the Code) are not permitted to trade, and (vi) amends procedures relating to requests to trade in the Company’s securities and the clearance of such requests.

The amendments reflected in the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Business Conduct and Ethics.

The foregoing description of the amendments reflected in the Code is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05. A copy of the Code is also publicly available in the corporate governance section of the Company’s website at: www.fsinvestmentcorp.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
14.1	Code of Business Conduct and Ethics of FS Investment Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: August 4, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
14.1	Code of Business Conduct and Ethics of FS Investment Corporation.